UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2026
People Incorporated
(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 18th Street,	New York,	NY	10011
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	PPLI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On August 3, 2026, People Incorporated (the “Company”) announced that it had released its results for the quarter ended June 30, 2026. The full text of the related press release, which is posted on the “Investor Relations” section of the Company’s website at https://ir.people-incorporated.com/financials/quarterly-results and appears in Exhibit 99.1 hereto, is incorporated herein by reference.
In connection with its earnings call, the Company is also posting an investor presentation to the “Investor Relations” section of its website at https://ir.people-incorporated.com/financials/quarterly-results.

The information contained in this Item 2.02, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer

On August 1, 2026 (the “CEO Effective Date”), the Company’s Board of Directors (the “Board”) appointed Neil Vogel as the Company’s Chief Executive Officer, effective August 5, 2026. Mr. Vogel, age 56, has served as Chief Executive Officer of the Company’s People Inc. business since April 2013. During that time, he served as Chief Executive Officer of Dotdash, its predecessor About.com, and, following Dotdash’s acquisition of Meredith in 2021, Dotdash Meredith. Prior to joining the Company, Mr. Vogel was the Founder and Chief Executive Officer of Recognition Media. Prior to founding Recognition Media, Mr. Vogel served as Chief Corporate Development Officer at Alloy Media + Marketing. Mr. Vogel received a B.S. in Finance from the Wharton School of the University of Pennsylvania.

Appointment of Chief Financial Officer

On August 1, 2026 (the “CFO Effective Date”), the Board appointed Timothy Quinn as the Company’s Chief Financial Officer, effective August 5, 2026. Mr. Quinn, age 54, has served as Chief Financial Officer and Head of Strategy of the Company’s People Inc. business since January 2015. During that time, he served as Chief Financial Officer of Dotdash and, following Dotdash’s acquisition of Meredith in 2021, Dotdash Meredith. Prior to joining People Inc., Mr. Quinn spent more than a decade at American Express, where he served as Senior Vice President of Finance and Operations at Vente Privee USA, an e-commerce joint venture between American Express and Vente-Privee Europe. Previously, he served as Vice President in the Corporate Development Group at American Express, where he sourced, executed and monitored equity investments and mergers and acquisitions transactions. Mr. Quinn began his career in investment banking at Ladenburg Thalmann and previously worked in private equity at Wade Capital. Mr. Quinn graduated from the University of Virginia with a B.S. in Commerce.

Compensatory Arrangements of Chief Executive Officer

In connection with Mr. Vogel’s appointment, on August 3, 2026, the Company and Mr. Vogel entered into an employment agreement (the “CEO Employment Agreement”) effective August 5, 2026.

Term. The CEO Employment Agreement has a term of one year from the CEO Effective Date and provides for automatic renewals for successive one-year terms absent written notice from the Company or Mr. Vogel at least ninety (90) days prior to the expiration of the then-current term.

Compensation. The CEO Employment Agreement provides that during the term, Mr. Vogel will be eligible to receive an annual base salary (currently $1,000,000), an annual cash bonus with a target amount equal to 100% of his annual base salary, and such other employee benefits as may be reasonably determined by the Compensation and Human Capital Committee of the Board.

Severance. Upon a termination of Mr. Vogel’s employment by the Company without “cause” (and other than by reason of death or disability), Mr. Vogel’s resignation for “good reason” or the timely delivery of a non-renewal notice by the Company (a “Qualifying Termination”), subject to Mr. Vogel’s execution and non-revocation of a release and his compliance with the restrictive covenants set forth below:

(i)the Company will continue to pay Mr. Vogel his annual base salary for one (1) year following such Qualifying Termination (the “Severance Period”), subject to offset for amounts received from other full-time employment during the Severance Period;

(ii)all remaining unvested Company equity awards (including all cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Vogel that would have otherwise vested during the Severance Period shall vest as of the date of such Qualifying Termination.

Restrictive Covenants. Pursuant to the CEO Employment Agreement, Mr. Vogel is bound by a covenant not to compete with the Company and its businesses during the term of his employment and the Severance Period and by covenants not to solicit the Company’s employees or business partners during the term of his employment and for eighteen (18) months after a Qualifying Termination. In addition, Mr. Vogel has agreed not to use or disclose any confidential information of the Company or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.

The foregoing description of the CEO Employment Agreement is qualified in its entirety by reference to the CEO Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Compensatory Arrangements of Chief Financial Officer

In connection with Mr. Quinn’s appointment, on August 3, 2026, the Company and Mr. Quinn entered into an employment agreement (the “CFO Employment Agreement”) effective August 5, 2026.

Term. The CFO Employment Agreement has a term of one year from the CFO Effective Date and provides for automatic renewals for successive one-year terms absent written notice from the Company or Mr. Quinn at least ninety (90) days prior to the expiration of the then-current term.

Compensation. The CFO Employment Agreement provides that during the term, Mr. Quinn will be eligible to receive an annual base salary (currently $600,000), an annual cash bonus with a target amount equal to 50% of his annual base salary, and such other employee benefits as may be reasonably determined by the Compensation and Human Capital Committee of the Board.

Severance. Upon a termination of Mr. Quinn’s employment by the Company without “cause” (and other than by reason of death or disability), Mr. Quinn’s resignation for “good reason” or the timely delivery of a non-renewal notice by the Company (a “Qualifying Termination”), subject to Mr. Quinn’s execution and non-revocation of a release and his compliance with the restrictive covenants set forth below:

(i)the Company will continue to pay Mr. Quinn his annual base salary for one (1) year following such Qualifying Termination (the “Severance Period”), subject to offset for amounts received from other full-time employment during the Severance Period;

(ii)all remaining unvested Company equity awards (including all cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Quinn that would have otherwise vested during the Severance Period shall vest as of the date of such Qualifying Termination.

Restrictive Covenants. Pursuant to the CFO Employment Agreement, Mr. Quinn is bound by a covenant not to compete with the Company and its businesses during the term of his employment and the Severance Period and by covenants not to solicit the Company’s employees or business partners during the term of his employment and for eighteen (18) months after a Qualifying Termination. In addition, Mr. Quinn has agreed not to use or disclose any confidential information of the Company or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.

The foregoing description of the CFO Employment Agreement is qualified in its entirety by reference to the CFO Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, between People Incorporated and Neil Vogel, effective as of August 5, 2026.
10.2	Employment Agreement, between People Incorporated and Timothy Quinn, effective as of August 5, 2026.
99.1	Press Release of People Incorporated, dated August 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People Incorporated

By:	/s/ KENDALL HANDLER
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary
Date: August 3, 2026
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